EXHIBIT 32.1

Section 1350 Certification

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), Samuel Goldstein, the Chief Executive Officer (principal executive officer) and President (principal financial officer) of Saker Aviation Services, Inc., does hereby certify that:

1.

The Quarterly Report on Form 10-Q for the six months ended June 30, 2022 (the “Report”) of Saker Aviation Services, Inc. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of Saker Aviation Services, Inc.

Date: August 15, 2022	By:	/s/ Samuel Goldstein
Samuel Goldstein
Chief Executive Officer (principal executive officer)

Date: August 15, 2022	By:	/s/ Samuel Goldstein
Samuel Goldstein
President (principal financial officer)

A signed original of this written statement required by Section 906 has been provided to Saker Aviation Services, Inc. and will be retained by Saker Aviation Services, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.